Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Pre-effective Amendment No. 1 to Form S-3 of Chemung Financial Corporation of our report dated March 22, 2023, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Chemung Financial Corporation for the year ended December 31, 2022, and to the reference to us under the heading “Experts” in the prospectus.

Crowe LLP

Grand Rapids, Michigan

July 11, 2023